Exhibit 10.3

CONFIDENTIAL

Final Form

Exhibit D

FORM OF
LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [●], by and between the undersigned holder of Company Ordinary Shares (as defined below) (the “Holder”) and Prodigy, Inc. (f/k/a IGTA Merger Sub Limited), a British Virgin Islands business company (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Business Combination Agreement (as defined below).

BACKGROUND

A. Inception Growth Acquisition Limited., a Delaware corporation and the predecessor to the Company prior to the Redomestication Merger (“Parent”), the Company, AgileAlgo Holdings Limited, a British Virgin Islands business company (“AgileAlgo”), and each of the holders of AgileAlgo’s ordinary shares named as Sellers therein (whether at the time of its signing or through execution of a joinder agreement thereto), including Holder (the “Sellers”), are parties to that certain Business Combination Agreement, dated as of September 12, 2023 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which (a) immediately prior to the Closing (as defined below), Parent merged with and into Company, with the Company continuing as the surviving entity (the “Redomestication Merger”), and (b) at the Closing, the Company will acquire the shares of AgileAlgo held by the Sellers in exchange for ordinary shares of the Company (the “Share Exchange”). Following the Closing, the Company will be a publicly traded company listed on Nasdaq.

B. The Holder was the record owner of ordinary shares of AgileAlgo prior to the Closing, and at the Closing is receiving ordinary shares of the Company, par value $0.0001 per share (the “Company Ordinary Shares”), pursuant to the Share Exchange (such shares, the “Lock-up Shares”).

C. As a condition of, and as a material inducement for the Company to consummate the transactions contemplated by the Business Combination Agreement (the “Closing”), the Holder has agreed to execute and deliver this Agreement upon the Closing.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of the Company.

(b) In furtherance of the foregoing, the Company will (i) place an irrevocable stop order on all Lock-up Shares during the Lock-up Period, including those which may be covered by a registration statement, and (ii) notify the Company’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Company’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares during the Lock-up Period, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means, with respect to the Lock-up Shares, the period commencing on the Closing Date and ending on the date that is one hundred and eighty (180) days thereafter.

(e) The restrictions set forth herein shall not apply to: (i) transfers or distributions to the Holder’s current or former general or limited partners, or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act) or to the estates of any of the foregoing; (ii) transfers by bona fide gift to a member of the Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such natural person and his or her spouses and siblings), or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (iii) by virtue of the laws of descent and distribution upon death of the Holder; or (iv) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement in writing, in form and substance reasonably satisfactory to the Company.

(f) In addition, after the Closing, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (i) the sale of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to a third-party purchaser; (ii) a sale resulting in no less than a majority of the voting power of the Company being held by a person or persons that did not own a majority of the voting power prior to such sale; or (iii) a merger, consolidation, recapitalization or reorganization of the Company with or into a third-party purchaser where shareholders of the Company immediately prior to such transaction own less than a majority of the voting power of the resulting entity or its parent company.

2. Representations and Warranties. Each party hereto, by its respective execution and delivery of this Agreement, hereby represents and warrants to the other that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any Company Ordinary Shares or any economic interest in or derivative of such shares, other the Company Ordinary Shares specified on the signature page hereto as such Holder’s Lock-up Shares.

4. No Additional Fees/Payment. Other than the consideration provided in the Share Exchange under the Business Combination Agreement, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Termination of Business Combination Agreement. This Agreement shall be binding upon Holder’s and the Company’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

6. Notices. Any notice, consent, waiver or other communication hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (i) if by hand or reputable, internationally recognized overnight courier service, by 5:00 P.M. on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (ii) if by fax or email, on the date that transmission is sent electronically with affirmative confirmation of receipt; or (iii) three (3) Business Days after mailing by certified or registered mail, postage prepaid, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to the Company, to:

Prodigy, Inc.

5008 Ang Mo Kio Avenue 5, #04-09

Techplace II, Singapore 569874

Attn: Tony Tay; Francis Lee

Telephone No.: +65 96808483

Email: tony.tay@agilealgo.com.sg; francis.lee@agilealgo.com.sg with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, U.S.A.
Attn: Barry I. Grossman, Esq.; Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
E-mail: bigrossman@egsllp.com; mgray@egsllp.com

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, U.S.A.
Attn: Barry I. Grossman, Esq.; Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
E-mail: bigrossman@egsllp.com; mgray@egsllp.com

7. Enumeration and Headings; Interpretation. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement.

8. Counterparts. This Agreement may be executed in facsimile (including by .pdf or other electronic document transmission) and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

9. Entire Agreement; Assignment; Successors and Assigns; Third Parties. This Agreement constitutes the full and entire understanding and agreement between the Company (or Parent as the predecessor to the Company) and Holder with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Company (or Parent as the predecessor to the Company) and Holder is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Agreement. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. This Agreement and the rights and obligations of a party hereunder may not be assigned or delegated without the prior written consent of the other party (not to be unreasonably withheld, delayed or conditioned), and any purposed assignment or delegation without such consent shall be null and void ab initio. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

10. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason, such provision will be conformed to prevailing Law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto. The parties shall cooperate in good faith to substitute (or cause such court or other legal Authority to substitute) for any provision so held to be invalid, illegal or unenforceable a valid provision, as alike in substance to such provision as is valid, lawful and enforceable.

11. Amendment; Waiver. This Agreement may be amended or modified by written agreement executed by each of the parties hereto. The provisions and terms of this Agreement may only be waived in a writing signed by the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws (both substantive and procedural) of the State of Delaware, without giving effect to the conflict of laws principles thereof.

15. Jurisdiction. Subject to Section 17 below, the parties shall submit any dispute, claim, controversy or Action (in each case, whether in contract, tort, equity or otherwise) based upon, arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement), the negotiation, execution performance or any alleged breach thereof (“Related Claim”) to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any courts having jurisdiction over appeals therefrom), or, if no federal court in the State of Delaware accepts jurisdiction, any state court within the State of Delaware (and any courts having jurisdiction over appeals therefrom) (collectively, the “Specified Courts”)), and the parties hereby irrevocably agree that all Related Claims shall be heard and determined in such courts. Subject to Section 17 below, the parties hereby (a) submit to the exclusive personal and subject matter jurisdiction of any Specified Court any Related Claims and (b) irrevocably and unconditionally waive, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any such Related Claim brought in any Specified Court or any defense of inconvenient forum for the maintenance of such dispute. The parties agree that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. The parties hereby consent to process being served by any other party in any Related Claim by the delivery of a copy thereof in accordance with the provisions of Section 6 (other than by email) along with a notification that service of process is being served in conformance with this Section 15. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by Law.

16. Waiver of Jury Trial. The parties to this Agreement hereby knowingly, voluntarily and irrevocably waive any right each such party may have to trial by jury in any Action of any kind or nature, in any court in which an action may be commenced, arising out of or in connection with this Agreement, or by reason of any other cause or dispute whatsoever between or among any of the parties to this Agreement of any kind or nature, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. Each party hereto (a) certifies that no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any action, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 16.

17. Arbitration. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 17) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 17. A party must, in the first instance, provide written notice of any Disputes to the other party, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other party (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the AAA. Either party may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under lock-up agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of Delaware. Time is of the essence. Each party shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in State of Delaware. The language of the arbitration shall be English.

18. Authorization Regarding this Agreement. The parties acknowledge and agree that enforcement of the Company’s rights and remedies, and the grant of any waivers or amendments under this Agreement may be made, taken and authorized on behalf of the Company only following the affirmative vote or consent of a majority of the Disinterested Independent Directors. For purposes of this Agreement, a “Disinterested Independent Director” means an independent director (as defined under Nasdaq rules and regulations) serving on the Company’s board of directors at the applicable time of determination, that is not Holder or an Affiliate of Holder, or an officer, director, manager, employee, trustee or beneficiary of Holder or its Affiliate, nor an immediate family member of any of the foregoing. Without limiting the foregoing, in the event that Holder or its Affiliate serves as a director, officer, employee or other authorized agent of the Company, Holder or its Affiliate shall have no authority, express or implied, to act or make any determination on behalf of the Company in connection with this Agreement or any dispute, action or legal proceeding respect hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

The Company:

Prodigy, Inc. (f/k/a IGTA Merger Sub Limited)

By:
Name:
Title:

{Signature Page to Lock-Up Agreement}

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Holder:

Name of Holder: [_________________________]

By:
Name:
Title:

Number of Lock-Up Shares::____________________________________________________

Address for Notice:

Address:_______________________________________________

______________________________________________________

______________________________________________________

Facsimile No.:___________________________________________

Telephone No.:__________________________________________

Email:_________________________________________________

{Signature Page to Lock-Up Agreement}